Registration No. 333-_______
_____________________________________________________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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WESBANCO, INC.
(Exact name of registrant as specified in its charter)

West Virginia                                                                                                                                                                                               55-0571723
(State or other jurisdiction of incorporation or organization)                                                                                                                             (I.R.S. Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia 26003
(Address of principal executive offices)

WESBANCO, INC.
INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN
 (Full title of the plan)

Paul M. Limbert
 President and Chief Executive Officer
 WesBanco, Inc.
 One Bank Plaza
  Wheeling, West Virginia 26003
 (304) 234-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

               Copies to:
James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Paul C. Cancilla, Esq. K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer 	Accelerated filer ☑	Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $2.0833 per share	800,000	$19.25 (2)	$15,400,000 (2)	$1,099

(1) This amount represents a 800,000 share increase in the number of shares of the Registrant’s common stock, $2.0833 par value per share authorized for issuance under the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended and restated.  In addition to the shares set forth in the table, this Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h).  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the NASDAQ Global Select Market on May 4, 2010, which was $19.25.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by WesBanco, Inc., a West Virginia corporation (the “Corporation” or the “Registrant”), relating to 800,000 shares of its common stock, par value $2.0833 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Corporation under the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended and restated (the “Plan”), which Common Stock is in addition to the 1,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on August 7, 2003 (Commission File No. 333-107736) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:  (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, (ii) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, (iii) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 26, 2010 and April 22, 2010, in each case other than any information furnished under Items 2.02 or 7.01 of Form 8-K, and (iv) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 2, 1977, as amended on June 10, 1977, as the same may be amended.

All documents that the Registrant later files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the Registrant files a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities that have not been sold, will be considered to be incorporated by reference and will be a part of this Registration Statement from the date the documents were filed.

Any statement contained in a document incorporated or considered to be incorporated by reference in this Registration Statement shall be considered to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any later filed document which also is incorporated or considered to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement that is modified or superseded shall not be considered, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.                Interests of Named Experts and Counsel.

     James C. Gardill, Esq., a member in the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is the Chairman of the Board of Directors of the Corporation.

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Item 8.                Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1
Restated Articles of Incorporation of WesBanco, Inc. (incorporated by reference to a Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996).

4.2	Articles of Amendment to the Articles of Incorporation of WesBanco, Inc. (incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998).

4.3
Bylaws of WesBanco, Inc. (as amended on April 26, 2007) (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 27, 2007).

4.4
Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of WesBanco, Inc. (incorporated by reference to the Current Report on Form 8-K filed by WesBanco, Inc. with the Securities and Exchange Commission on December 8, 2008).

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1
WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, As Amended and Restated Effective February 25, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by WesBanco, Inc. with the Securities and Exchange Commission on April 22, 2010).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 5th day of May, 2010.

WESBANCO, INC.

By:  /s/ Paul M. Limbert
Paul M. Limbert
           President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Paul M. Limbert and Robert H. Young and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

/s/ Paul M. Limbert	President, Chief Executive Officer and Director (Principal	May 5, 2010
Paul M. Limbert	Executive Officer)

/s/ Robert H. Young	Executive Vice President and Chief Financial Officer (Principal	May 5, 2010
Robert H. Young	Financial and Accounting Officer)

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/s/ Ray A. Byrd	Director	May 5, 2010
Ray A. Byrd

/s/ R. Peterson Chalfant	Director	May 5, 2010
R. Peterson Chalfant

/s/ Christopher V. Criss	Director	May 5, 2010
Christopher V. Criss

/s/ Robert M. D'Alessandri, MD	Director	May 5, 2010
Robert M. D'Alessandri, MD

/s/ Abigail M. Feinknopf	Director	May 5, 2010
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	May 5, 2010
John W. Fisher, II

/s/ Ernest S. Fragale	Director	May 5, 2010
Ernest S. Fragale

/s/ James C. Gardill	Director	May 5, 2010
James C. Gardill

/s/ John D. Kidd	Director	May 5, 2010
John D. Kidd

/s/ Vaughn L. Kiger	Director	May 5, 2010
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	May 5, 2010
D. Bruce Knox

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/s/ Jay T. McCamic	Director	May 5, 2010
Jay T. McCamic

/s/ F. Eric Nelson, Jr.	Director	May 5, 2010
F. Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	May 5, 2010
Henry L. Schulhoff

/s/ Joan C. Stamp	Director	May 5, 2010
Joan C. Stamp

Director
Neil S. Strawser

/s/ Reed J. Tanner	Director	May 5, 2010
Reed J. Tanner

/s/ Donald P. Wood	Director	May 5, 2010
Donald P. Wood

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EXHIBIT INDEX

Exhibit No.	Description

4.1
Restated Articles of Incorporation of WesBanco, Inc. (incorporated by reference to a Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996).

4.2	Articles of Amendment to the Articles of Incorporation of WesBanco, Inc. (incorporated by reference to Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998).

4.3
Bylaws of WesBanco, Inc. (as amended on April 26, 2007) (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 27, 2007).

4.4
Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A of WesBanco, Inc. (incorporated by reference to the Current Report on Form 8-K filed by WesBanco, Inc. with the Securities and Exchange Commission on December 8, 2008).

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1
WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, As Amended and Restated Effective February 25, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by WesBanco, Inc. with the Securities and Exchange Commission on April 22, 2010).

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